Exhibit 99.1

ceocfointerviews.com © All rights reserved Issue: September 6, 2021

Deep Green Waste & Recycling On Track To Grow Its Business With Focus on Environmental Services and Remediation

Lloyd Spencer

CEO

Deep Green Waste and Recycling (OTCQB: DGWR)

https://deepgreenwaste.com/

Contact:

investor@deepgreenwaste.com

(833) 304-7336

Interview conducted by:

Lynn Fosse, Senior Editor

CEOCFO Magazine

CEOCFO: Mr. Spencer, Deep Green Waste and Recycling has recently relaunched. What is your focus today?

Mr. Spencer: Deep Green Waste and Recycling was relaunched last year. Our first acquisition was with Amwaste, which is a traditional “roll-off” debris removal business for construction and renovation for commercial and residential properties. That company was a 20-year-old company with a solid revenue history. And it was the first small step we needed to get the ball rolling. It satisfied many needs regarding filing requirements, investor assurance and more. Now we are ready to look next at bigger opportunities. Fast forward to the news release we made last week. We recently announced that we signed an agreement to acquire Lyell Environmental Services. They are an abatement and remediation service out of Nashville, Tennessee.

Lyell Environmental Services came up on our radar screen because we were looking at remediation and testing services. When you are in the business of waste management there is also remediation involved when you are looking at buildings and infrastructure. Therefore, we looked at that as a new area for us to broaden our scope. It is a multibillion-dollar market space, highly synergistic with our debris removal line, and that is one of the reasons why it was so interesting to us. We also thought that Lyell was important because it is in the Southeast, which we have chosen as a particularly rich area of opportunities for acquisition consolidation and operational advantage.

We thought that Lyell was a good acquisition mark. In fact, when you look at the population itself, it is about 2 to 3 million in that area, so it is not only a good market, it but also a rapidly growing market.

CEOCFO: What is it about that company besides the location and the market, that makes it a good fit?

Mr. Spencer: First, Lyell is a business that has been operating successfully for many years and it is highly profitable. It is a company that started with a range of remediation and abatement services. That could be a business, institution, or residence that is in need of an asbestos, mold, chemical, or especially lead cleanup or remediation. Therefore, there is a constant availability of need in the market place. Lyell has not only just the knowledge of how to do this, but they have highly credentialed people who have been doing this successfully for decades.

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We really looked at Lyell as a great company to be a launching point for this segment for Deep Green; and in that vein, our approach is, when we acquire a company, the first stage is to optimize the company’s performance financially and operationally within its existing footprint. We bring some improvements to the finance side and help them grow business right there. We looked at Lyell as an opportunity to double or even triple the business there just through optimization of capacity usage. In part that is through good management and customer management; and in part through aggressively marketing the company. Further, we grow the business by “hubbing”, which is extending the market radius through forward staging and operation of equipment and personnel within a 200-mile range, and using the Nashville facility as base of operations. This approach accesses an addressable population of 5-7 million people, tripling the existing market.

CEOCFO: Is the market consolidating?

Mr. Spencer: The market is still fragmented today, although there is some consolidation taking place. I have seen some acquisitions going on from other companies, but these are smaller companies with $1 to $5 million gross revenues. I believe we are in that ‘sweet spot’ at the right time of getting into a segment that is consolidating but that is still highly fragmented, with high gross profit targets to be acquired and developed to their full potential.

With Lyell, we have the ability to extend their capabilities - and all of their knowledge and know-how - and bring that to other more distant geographic areas. For example, we could bring that to Atlanta or to Florida, where we could grow an entire new base of operation on the same model, that would be cloning the business so that we can open up a completely new large market area.

That is what we like about Lyell - that they have that leadership ability to take knowledge and then teach others in other locations. And that is going to be a significant part of our development strategy.

‘We have “set our course” with a business plan and a strategy for growth, we have lined up the investment banking partnerships needed to achieve that growth, and we are ready to rapidly grow the business through the acquisition of Lyell this year and similar companies in the future.’ Lloyd Spencer

CEOCFO: Would you tell us about the companies using waste and remediation services and is this a growing area?

Mr. Spencer: Waste and remediation overall is a thriving business. It is a very steady business. I found that even though companies were pulling back during the pandemic on some services, the waste management area and the remediation area was not one of those. I would not say that they are recession proof, but I would certainly say that it was impacted far less than many parts of the economy.

I look at this as growing even further in a whole other way. We today look at COVID for example, as a public health issue, but we also look at it as an environmental services issue. That is because every time you have a situation where there is an outbreak of COVID, whether it is in a school or business, there needs to be a cleanup process, and that is an environments service all on its own. We look at that as yet another area for the environmental services and remediation. It is not traditional like asbestos and lead, but in fact it is a public health environmental service, and that is one of the areas we are looking at right now.

CEOCFO: Is there a particular number of acquisitions you are looking at, in a particular timetable? How geographically diverse do you want to be? What is the plan?

Mr. Spencer: We intend to be growing predominantly in the Southeast United States for the next two years. We do have a few acquisitions in mind. We are focusing on environmental services and remediation, as well as certain high gross profit sections of the traditional waste management services, as it was with Amwaste. It is that combination where a customer is doing cleanout of an entire building and need to have all of the waste materials taken out efficiently and quickly, but also has other issues with asbestos and/or lead. They could also have some issues with some chemicals that are stored down in their basement and it has to be taken care of efficiently and according to the rules and regulations of that area. That will be our focus for the next 2 to 3 years, predominantly in the Southeast, United States.

CEOCFO: Are you funded for what you would like to do?

Mr. Spencer: We do have an investment banker relationship that will help us grow.

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CEOCFO: Is this an area of overall investor interest?

Mr. Spencer: When it comes to public companies, there are investment bankers that pay attention. There are investment banking groups that focus on us as well and they really like this business because it is a constant growth business.

CEOCFO: Has the increased interest in green companies been helpful?

Mr. Spencer: With all the news on climate change and on plastics, it has raised the awareness to the general public and therefore the investor base as well. What I see happening in the coming two decades is companies that will be looking for ways to do responsible waste management and sustainable waste management. I think also with the Biden Administration there is going to be a bill that is going to be addressing infrastructure growth. If you look at the reports that are going to be in the bill, there are going to be things that relate to environmental waste as well.

We see the potential opportunity for government grants or even government projects for that matter where it is going to be clean-up of existing problem areas but also plastics. We will see what comes of this in the long-term but I do think this is going to be an important area from a government funding perspective for the next two decades.

CEOCFO: What is new in waste and remediation?

Mr. Spencer: There are a couple that I have seen. In traditional waste management the company comes up and they do their scheduled pickups three days a week or two days, whatever somebody may have signed up for whether you have things to pick up or not. Some days you may have more waste than you have capacity for and other days less. What Deep Green did is that when the service that we offer is such that when the containers are full then we come to pick it up, not before. That ends up saving the customer money, it is also a better use of resources from the company’s standpoint as well. We do that through a couple of technologies. That is one area I see in the immediate term.

In the longer term there are going to be other technologies for the cleanup of waste and those are still evolving but I see that there are many approaches now to not only picking up the waste but also responsibly disposing of that waste in a manner that does not go to a landfill. That will be very different from what the traditional waste management companies do today. There is recycling of some materials like plastics for example but many of those plastics still go to landfill, that will change over the next ten to twenty years.

CEOCFO: Why should the different stakeholders for Deep Green Waste and Recycling pay attention?

Mr. Spencer: I think what we have as a company is not only the understanding of how to operationally pull together an acquisition and help it grow, but we also have the financial wherewithal through our investment banking partnerships to be able to bring together several acquisitions every year. I do not look at the company as where it is today, which is under $1 million. In fact, I look at the company doubling its revenues every year if not better than that, so that is what is going to be pretty different about this company. But it has a lot to do with our leadership team. It is partly through having the guiding experience of our Chairman, Bill Edmonds who is focused on building steady long-term growth as well enterprise value for investors. It is also the result of the operational capabilities of David Bradford, who is the COO of the company. David has remarkably good skills in bringing together acquisitions efficiently and very capably. Our strengths complement each other and we work well together.

In summary, we have “set our course” with a business plan and a strategy for growth, we have lined up the investment banking partnerships needed to achieve that growth, and we are ready to rapidly grow the business through the acquisition of Lyell this year and similar companies in the future.

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